As filed with the United States Securities and Exchange Commission on June 27, 2024

Registration No. 333 - 264746

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

KINIKSA PHARMACEUTICALS, LTD.

(Exact name of Registrant as specified in its charter)

_______________________

Bermuda	98-1327726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

1-808-451-3453

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

(781) 431-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella Marko S. Zatylny Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000	Alan Dickson Conyers Dill & Pearman Limited Clarendon House 2 Church Street PO Box HM 666 Hamilton, HM CX, Bermuda +1 (441) 295-1422

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not applicable. Removal from registration of all securities that were not sold pursuant to the above referenced registration statement.

_______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company limited by shares (the “Registrant”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form S-3 (Registration No. 333-264746) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on May 6, 2022, and became effective on May 17, 2022.

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration any of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Massachusetts, on this 27th day of June, 2024.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board

U.S. AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 27th day of June, 2024.

KINIKSA PHARMACEUTICALS CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer